SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                  FORM 8-K


                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of report (Date of earliest event reported): November 23, 2002


                        Borland Software Corporation
         ---------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


           Delaware                  0-16096                 94-2895440
 ------------------------------    --------------    ------------------------
 (State or Other Jurisdiction      (Commission             (IRS Employer
       of Incorporation)           File Number)         Identification No.)



          100 Enterprise Way, Scotts Valley, California 95066-3249
      (Address of Principal Executive Offices)             (Zip Code)


     Registrant's telephone number, including area code: (831) 431-1000

             __________________________________________________
       (Former Name or Former Address, if Changed Since Last Report)

Item 2.           Acquisition or Disposition of Assets.

On November 25, 2002, Borland Software Corporation, a Delaware corporation ("Borland"), issued a press release announcing the closing of Borland's cash tender offer ("Offer") for all of the outstanding shares of common stock of Starbase Corporation, a Delaware corporation ("Starbase"), at a price of $2.75 per share. The Offer, as extended, expired at 12:00 midnight, New York City time, on Friday, November 22, 2002. A copy of the press release issued by Borland on November 25, 2002 is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Based on preliminary information provided by Mellon Investor Services LLC, the depositary for the offer, approximately 6,911,965 shares of Starbase's common stock were tendered in the offer (including approximately 165,287 shares tendered by notice of guaranteed delivery), which represents approximately 79.0% of Starbase's outstanding common stock (based upon 8,750,890 shares outstanding as of November 23, 2002), and Borland has irrevocably accepted all validly tendered shares for payment. Tendering stockholders will promptly be paid $2.75 per share in cash for each validly tendered share. The aggregate consideration to be paid for all shares tendered in the Offer is approximately $19 million, the source of which is Borland's cash-on-hand and cash-equivalents.

The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 8, 2002, among Starbase, Borland and Galaxy Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Borland formed for the purpose of making the Offer ("Purchaser"). The details of the Offer were disclosed in a Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission by Borland and Purchaser on October 11, 2002, as amended ("Schedule TO").

Pursuant to the Merger Agreement, Purchaser will be merged (the "Merger") with and into Starbase with Starbase surviving as a wholly owned subsidiary of Borland. Borland currently anticipates that the Merger will be completed in December 2002 or January 2003 following the required vote of Starbase stockholders and satisfaction or waiver of all of the other conditions to the Merger. As a result of its purchase of shares in the Offer, Borland has sufficient voting power to approve the Merger without the vote of any other holder of Starbase shares. Following the Merger, all remaining Starbase stockholders who did not tender their shares in the Offer (other than stockholders who properly exercise their appraisal rights under applicable Delaware law) will be paid the same $2.75 per share in cash paid in the Offer.

Upon completion of the Merger, Starbase will deregister its common stock and will no longer be publicly traded.

Except as set forth in the Schedule TO, there is no material relationship between Borland, Purchaser or any stockholder of Starbase and Starbase or any of its affiliates, any director or officer of Starbase, or any associate of any such director or officer.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

         The financial statements of Starbase required by this item will be filed by amendment to this report as soon as practicable, but no later than 60 days after the date hereof.

(b)      Pro Forma Financial Information

         The pro forma financial information required by this item will be filed by amendment to this report as soon as practicable, but no later than 60 days after the date hereof.

(c)      Exhibits

         99.1 Press Release of Borland Software Corporation dated November 25, 2002.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BORLAND SOFTWARE CORPORATION



Date: November 26, 2002                 By: /S/ KEITH E. GOTTFRIED
                                        Name: Keith E. Gottfried
                                        Title: Senior Vice President-Law
                                               & Corporate Affairs,
                                               General Counsel, Corporate
                                               Secretary and Chief Legal Officer



Index to Exhibits

    Exhibit
     Number                Description
-----------------          ---------------------------------------------------
      99.1                 Press Release of Borland Software Corporation dated
                           November 25, 2002.